Exhibit 99.1

For Release
April 27, 2016
1:15 p.m. PDT

Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for First Quarter of 2016
Revenues, Adjusted EPS & Adjusted EBITDA above Previously Announced Estimates
Pro Forma Revenue Growth of 17.7 Percent
Fourth Consecutive Quarter Year-over-Year Revenue Growth Rate Up over Preceding Quarter

CALABASAS, Calif., April 27, 2016 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended March 31, 2016.

First Quarter Highlights

•
Revenues were $582.0 million up 17.7 percent year-over-year on a pro forma basis. Pro forma results assume the acquisitions of Creative Circle, LLC ("Creative Circle") and a small Life Sciences business in Europe (the "Acquisitions") occurred at the beginning of 2015.

•	Revenues, excluding the contribution from the Acquisitions, were $502.7 million, up 16.9 percent year-over-year.

•	Adjusted EBITDA (a non-GAAP measure defined below) was $62.4 million, or 10.7 percent of revenues.

•	Adjusted income from continuing operations (a non-GAAP measure defined below) was $35.4 million ($0.66 per diluted share).

•	Leverage ratio (total indebtedness to trailing 12 months Adjusted EBITDA) was 2.80 to 1 at March 31, 2016, down from 3.02 to 1 at December 31, 2015.

Commenting on the results, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, "Over the last three years, we significantly increased the value of our company  by expanding our service offerings and strengthening our capitalization. Because of these actions, we have better positioned our company to service a dynamic and ever changing IT Services marketplace. Few companies have our scale, reach or ability to serve customer’s IT services needs from infrastructure to creation to monetization of new digital initiatives."

Dameris concluded, "We believe the next five years will permit the IT services industry to flourish because of demand for new digital/technology skills and continued secular changes in the U.S. labor markets that have altered how technology solutions are developed and deployed."

First Quarter 2016 Financial Results

Revenues for the quarter were $582.0 million, up 35.3 percent year-over-year on an as reported basis. Revenues on a pro forma basis, which assume the Acquisitions occurred at the beginning of 2015 were up 17.7 percent year-over-year. Revenues from the Acquisitions (Creative Circle and a small European Life Sciences business, which were both acquired in the second quarter of 2015) were $79.3 million for the current quarter. Revenues, excluding the contribution from the Acquisitions, were $502.7 million, up 16.9 percent year-over-year.

Our largest segment, Apex, accounted for 74.4 percent of total revenues. Apex grew 46.4 percent year-over-year on an as reported basis, and 20.8 percent on a pro forma basis. Excluding the revenue contribution of $76.3 million from Creative Circle, the Apex Segment grew 20.6 percent year-over-year.

Our Oxford Segment accounted for 25.6 percent of total revenues. Oxford grew 11.0 percent year-over-year on an as reported basis, and 9.3 percent on a pro forma basis. Excluding the revenue contribution of $3.0 million from an acquired business, the Oxford Segment grew 8.8 percent.

Gross profit was $187.8 million, up $51.9 million or 38.2 percent year-over-year. Gross margin for the quarter was 32.3 percent.

Selling, general and administrative (“SG&A”) expenses were $139.9 million (24.0 percent of revenues), up from $105.9 million (24.6 percent of revenues) in the first quarter of 2015.

Amortization of intangible assets was $10.1 million, compared with $4.9 million in the first quarter of 2015.

Interest expense for the quarter was $9.0 million compared with $3.1 million in the first quarter of 2015. Interest expense for the quarter was comprised of (i) interest on the credit facility of $7.2 million,
(ii) amortization of deferred loan costs of $0.9 million, and (iii) accretion of $0.9 million on the contingent consideration liability related to acquisitions.

Adjusted income from continuing operations (a non-GAAP measure as calculated in an accompanying table) was $35.4 million ($0.66 per diluted share). Net income on a GAAP basis was $17.4 million ($0.32 per diluted share).

Adjusted EBITDA (a non-GAAP measure defined below) was $62.4 million, or 10.7 percent of revenues. The Adjusted EBITDA contribution from Creative Circle was $16.0 million.

Cash flows from operating activities were $37.3 million and free cash flow was $30.0 million. During the quarter, we repaid $33.0 million of long-term debt and at March 31, 2016, our leverage ratio (total indebtedness to trailing 12 months Adjusted EBITDA) was 2.80 to 1, down from 3.02 to 1 at December 31, 2015.

Financial Estimates for Q2 2016

On Assignment is providing financial estimates for the second quarter of 2016. These estimates do not include acquisition, integration, or strategic planning expenses and assume no deterioration in the staffing markets that On Assignment serves. These estimates also assume no significant change in foreign exchange rates.

•	Revenues of $592.0 million to $602.0 million

•	Gross margin of 33.0 percent to 33.4 percent

•	SG&A expense (excludes amortization of intangible assets) of $136.5 to $139.0 million (includes $5.3 million in depreciation and $6.5 million in equity-based compensation expense)

•	Amortization of intangible assets of $10.0 million

•	Adjusted EBITDA of $71.0 million to $74.0 million

•	Effective tax rate of 39.5 percent

•	Adjusted income from continuing operations of $41.0 million to $42.8 million

•	Adjusted income from continuing operations per diluted share of $0.76 to $0.79

•	Income from continuing operations of $24.9 million to $26.8 million

•	Income from continuing operations per diluted share of $0.46 to $0.49

•	Diluted shares outstanding of 54.1 million

The above estimates assume billable days of 63.8 compared with 63.5 days for the second quarter of 2015 and 62.8 days for the preceding quarter.

Conference Call

On Assignment will hold a conference call today at 5:00 p.m. EDT to review its financial results for the first quarter. The dial-in number is 800-230-1074 (+1-612-234-9960 for callers outside the United States) and the conference ID number is 390511. Participants should dial in ten minutes before the call. The prepared remarks for this call are available via On Assignment's web site at www.onassignment.com. This call is being webcast by CCBN and can be accessed at www.onassignment.com. Individual investors can also listen at CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network.

A replay of the conference call will be available beginning Wednesday, April 27, 2016 at 7:00 p.m. EDT until midnight on Wednesday, May 11, 2016. The access number for the replay is 800-475-6701 (+1-320-365-3844 outside the United States) and the conference ID number is 390511.

About On Assignment
On Assignment, Inc. is a leading global provider of highly skilled, hard-to-find professionals in the growing technology, life sciences, and creative sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for contract, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for its quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment, which is based in Calabasas, California, was founded in 1985 and went public in 1992. The Company has a network of branch offices throughout the United States, Canada and Europe. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures

Statements in this release and the accompanying Supplemental Financial Information include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with Generally Accepted Accounting Principles in the United States ("GAAP"), and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance. Such measures also are used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization of intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges, write-off of loan costs, and acquisition, integration and strategic planning expenses) and Non-GAAP income from continuing operations (Income from continuing operations, plus write-off of loan costs, and acquisition, integration and strategic planning expenses, net of tax) and Adjusted income from continuing operations and related per share amounts. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance in 2016. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, income from continuing operations, Adjusted income from continuing operations and related per share amounts, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, our ability to manage our potential or actual litigation matters, the successful integration of our recently acquired subsidiaries, the successful implementation of our five-year strategic plan, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 29, 2016. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015

Revenues	$582,040	$430,045	$577,517
Costs of services	394,258	294,170	384,585
Gross profit	187,782	135,875	192,932
Selling, general and administrative expenses	139,881	105,935	138,754
Amortization of intangible assets	10,144	4,869	11,316
Operating income	37,757	25,071	42,862
Interest expense, net	(9,025)	(3,067)	(9,098)
Income before income taxes	28,732	22,004	33,764
Provision for income taxes	11,384	8,981	14,591
Income from continuing operations	17,348	13,023	19,173
Gain on sale of discontinued operations, net of tax	—	25,703	—
Income from discontinued operations, net of tax	53	409	165
Net income	$17,401	$39,135	$19,338

Basic earnings per common share:
Income from continuing operations	$0.33	$0.25	$0.36
Income from discontinued operations	—	0.51	0.01
	$0.33	$0.76	$0.37

Diluted earnings per common share:
Income from continuing operations	$0.32	$0.25	$0.36
Income from discontinued operations	—	0.50	—
	$0.32	$0.75	$0.36

Number of shares and share equivalents used to calculate earnings per share:
Basic	53,147	51,519	52,867
Diluted	53,644	52,209	53,590

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION (Unaudited)

	Three Months Ended
	March 31,			December 31,	Year-Over-Year Growth Rates
	As Reported	As Adjusted	Pro Forma	As Adjusted	As Reported(3)	Pro Forma	Constant Currency (4)
	2016	2015(1)	2015(1)	2015(1)
	(Dollars in millions)
Revenues by segment:
Apex:
Assignment	$422.1	$291.7	$348.9	$423.9	44.7%	21.0%	21.0%
Permanent placement	11.0	4.3	9.5	10.7	156.9%	15.9%	15.9%
	433.1	296.0	358.4	434.6	46.4%	20.8%	20.8%
Oxford:
Assignment	127.4	114.4	116.6	121.0	11.3%	9.3%	9.7%
Permanent placement	21.5	19.6	19.7	21.9	9.4%	9.1%	9.1%
	148.9	134.0	136.3	142.9	11.0%	9.3%	9.6%
Consolidated:
Assignment	549.5	406.1	465.5	544.9	35.3%	18.1%	18.2%
Permanent placement	32.5	23.9	29.2	32.6	35.9%	11.3%	11.3%
	$582.0	$430.0	$494.7	$577.5	35.3%	17.7%	17.8%
Percentage of total revenues:
Apex	74.4%	68.8%	72.5%	75.2%
Oxford	25.6%	31.2%	27.5%	24.8%
	100.0%	100.0%	100.0%	100.0%

Assignment	94.4%	94.4%	94.1%	94.3%
Permanent placement	5.6%	5.6%	5.9%	5.7%
	100.0%	100.0%	100.0%	100.0%

Domestic	95.3%	95.5%	95.6%	95.7%
Foreign	4.7%	4.5%	4.4%	4.3%
	100.0%	100.0%	100.0%	100.0%
Gross profit:
Apex	$126.2	$80.2	$106.6	$131.9	57.4%	18.3%
Oxford	61.6	55.7	56.5	61.0	10.6%	9.1%
Consolidated	$187.8	$135.9	$163.1	$192.9	38.2%	15.1%
Gross margin(2):
Apex	29.1%	27.1%	29.7%	30.4%	2.0%	(0.6)%
Oxford	41.4%	41.6%	41.5%	42.7%	(0.2)%	(0.1)%
Consolidated	32.3%	31.6%	33.0%	33.4%	0.7%	(0.7)%

(1)
Prior periods have been adjusted to reflect our new segment configuration. The Apex Segment now includes a clinical research business which was previously included in the Oxford Segment and represented approximately 1 percent of the Oxford Segment's revenues and gross profit.

(2)	The year-over-year change in gross margin is the absolute change in the margin.

(3)	Compares current quarter reported results, with the quarters ended March 31, 2015 and December 31, 2015 results as adjusted for our new segment configuration.

(4)	Constant currency data on this table are on a pro forma basis and were calculated using the foreign exchange rates from the quarter ended March 31, 2015.

SELECTED CASH FLOW INFORMATION (Unaudited)
(In thousands)

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015
Cash provided by operations	$37,314	$19,943	$30,196
Capital expenditures	$7,282	$8,000	$6,512

SELECTED CONSOLIDATED BALANCE SHEET DATA (Unaudited)
(In thousands)

	March 31,	December 31,
	2016	2015
Cash and cash equivalents	28,369	23,869
Accounts receivable, net	378,087	354,808
Total current assets	432,168	414,208
Goodwill and intangible assets, net	1,283,756	1,292,831
Total assets	1,777,055	1,767,307
Total current liabilities	175,754	160,350
Working capital	256,414	253,858
Long-term debt	723,219	755,508
Other long-term liabilities	66,645	66,655
Stockholders’ equity	811,437	784,794

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS AND EARNINGS PER DILUTED SHARE TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA
PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016		2015		December 31, 2015
Net income	$17,401	$0.32	$39,135	$0.75	$19,338	$0.36
Discontinued operations, net of tax	53	—	26,112	0.50	165	—
Income from continuing operations	17,348	0.32	13,023	0.25	19,173	0.36
Interest expense, net	9,025	0.17	3,067	0.06	9,098	0.17
Provision for income taxes	11,384	0.21	8,981	0.17	14,591	0.27
Depreciation	5,283	0.10	3,532	0.07	4,759	0.09
Amortization of intangible assets	10,144	0.19	4,869	0.09	11,316	0.21
EBITDA	53,184	0.99	33,472	0.64	58,937	1.10
Equity-based compensation	6,924	0.13	3,954	0.08	6,774	0.13
Acquisition, integration and strategic planning expenses	2,326	0.04	1,278	0.02	5,025	0.09

Adjusted EBITDA	$62,434	$1.16	$38,704	$0.74	$70,736	$1.32

Weighted average common and common equivalent shares outstanding (diluted)	53,644		52,209		53,590

RECONCILIATION OF GAAP INCOME AND DILUTED EPS TO NON-GAAP INCOME AND DILUTED EPS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,				December 31,
	2016		2015		2015
Net income	$17,401	$0.32	$39,135	$0.75	$19,338	$0.36
Discontinued operations, net of tax	53	—	26,112	0.50	165	—
Income from continuing operations	17,348	0.32	13,023	0.25	19,173	0.36
Acquisition, integration and strategic planning expenses, net of tax	1,369	0.03	780	0.01	3,771	0.07
Accretion of fair value discount on contingent consideration, net of tax (1)	592	0.01	—	—	466	0.01
Non-GAAP income from continuing operations	$19,309	$0.36	$13,803	$0.26	$23,410	$0.44

Weighted average common and common equivalent shares outstanding (diluted)	53,644		52,209		53,590

(1)
We have contingent consideration obligations related to our acquisitions. The fair value of the contingent consideration was determined using an expected present value technique. The change in present value due to the passage of time (accretion of fair value discount) is recorded in interest expense.

CALCULATION OF ADJUSTED INCOME FROM CONTINUING OPERATIONS AND
ADJUSTED EARNINGS PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
Non-GAAP income from continuing operations (1)	$19,309	$13,803
Adjustments:
Amortization of intangible assets (2)	10,144	4,869
Cash tax savings on indefinite-lived intangible assets (3)	6,568	3,882
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes (4)	(601)	(505)
Adjusted income from continuing operations	$35,420	$22,049

Adjusted income from continuing operations per diluted share	$0.66	$0.42

Weighted average common and common equivalent shares outstanding (diluted)	53,644	52,209

(1)
Non-GAAP income from continuing operations as calculated on preceding page. Non-GAAP income from continuing operations excludes the write-off of loan costs, and acquisition, integration and strategic planning expenses.

(2)	Amortization of intangible assets of acquired businesses.

(3)
Income tax benefit (using 39 percent marginal tax rate) from amortization for income tax purposes of certain indefinite-lived intangible assets (goodwill and trademarks), on acquisitions in which the Company received a step-up tax basis. For income tax purposes, these assets are amortized on a straight-line basis over 15 years. For financial reporting purposes, these assets are not amortized and a deferred tax provision is recorded that fully offsets the cash tax benefit in the determination of net income.

(4)
Income taxes (assuming a 39 percent marginal rate) on the portion of amortization of intangible assets, which is not deductible for income tax purposes (mainly amortization associated with the acquisitions of CyberCoders, Inc. and a Life Sciences business in Europe, for which the Company was not able to step-up the tax basis in those acquired assets for tax purposes).

SUPPLEMENTAL FINANCIAL AND OPERATING DATA (1)(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2016	2015(1)

Revenues (in thousands):
Apex	$433,155	$434,525	$422,632	$340,480	$295,971
Oxford	148,885	142,992	149,491	144,843	134,074
Consolidated	$582,040	$577,517	$572,123	$485,323	$430,045

Permanent placement revenues (in thousands):
Apex	$11,041	$10,672	$10,796	$6,603	$4,298
Oxford	21,447	21,960	21,944	22,128	19,606
Consolidated	$32,488	$32,632	$32,740	$28,731	$23,904

Gross margins:
Apex	29.1%	30.4%	30.6%	28.9%	27.1%
Oxford	41.4%	42.7%	41.6%	41.6%	41.6%
Consolidated	32.3%	33.4%	33.5%	32.7%	31.6%

Average number of staffing consultants:
Apex	1,296	1,310	1,283	1,083	982
Oxford	988	955	949	919	905
Consolidated	2,284	2,265	2,232	2,002	1,887

Average number of customers:
Apex	3,368	3,349	3,226	1,787	1,315
Oxford	1,049	1,099	1,095	1,071	1,005
Consolidated	4,417	4,448	4,321	2,858	2,320

Top 10 customers as a percentage of revenue:
Apex	22.9%	22.8%	22.6%	25.1%	26.8%
Oxford	11.6%	9.0%	8.8%	11.3%	11.6%
Consolidated	17.1%	17.2%	16.7%	17.6%	18.5%

Average bill rate:
Apex	$55.74	$54.83	$55.55	$55.05	$54.07
Oxford	$101.77	$102.10	$102.75	$103.65	$103.90
Consolidated	$62.04	$60.68	$61.84	$62.54	$62.06

Gross profit per staffing consultant:
Apex	$97,000	$101,000	$101,000	$91,000	$82,000
Oxford	$62,000	$64,000	$65,000	$66,000	$62,000
Consolidated	$82,000	$85,000	$86,000	$79,000	$72,000

(1)
Prior periods have been adjusted to reflect our new segment configuration. The Apex Segment now includes a clinical research business which was previously included in the Oxford Segment and represented approximately 1 percent of the Oxford Segment's revenues and gross profit.

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS (Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015
Percentage of revenues:
Top ten clients	17.1%	17.2%
Permanent placement	5.6%	5.7%

Bill rate:
% Sequential change	2.2%	(1.9%)
% Year-over-year change	—%	(3.3%)

Bill/Pay spread:
% Sequential change	1.8%	(1.6%)
% Year-over-year change	2.4%	(1.7%)

Average headcount:
Contract professionals (CP)	17,432	17,612
Staffing consultants (SC)	2,284	2,265
Note: The above table is shown on a consolidated basis. The changes in bill rate data are primarily caused by changes in mix of business within the divisions (such as mix of large versus small accounts) or a change in the overall mix of business related to different growth rates of the operating divisions.